UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

EOS ENERGY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 27, 2023 FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2023

Unless the context otherwise requires, references in this proxy statement supplement to “we,” “us,” “our,” or the “Company,” refer to Eos Energy Enterprises, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole.

The following information supplements the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 27, 2023 and furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment(s) or postponement(s) thereof.

This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to stockholders on or about April 12, 2023. Only stockholders of record as of March 22, 2023 are entitled to receive notice of, and to vote at, the Annual Meeting.

The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Proxy Statement.

April 10, 2023 Yorkville Note Issuance

On April 10, 2023, we issued and sold a convertible promissory note with an aggregate principal amount of $15.0 million (the “April Promissory Note”) in a private placement to Yorkville under a supplemental agreement dated as of April 10, 2023 (the “Fourth Supplemental Agreement”) to the Standby Equity Purchase Agreement dated as of April 28, 2022 (as amended, the “SEPA”). The April Promissory Note has a maturity date of August 31, 2023 (the “April Note Maturity Date”) and was issued with a 2% original issue discount. Interest will accrue on the outstanding principal balance of the April Promissory Note, beginning on the 29th day following the date of issuance, at an annual rate equal to 5.0% unless and until there is an event of default, upon the occurrence of which, interest will accrue at a rate of 15% per year until collected in full. The April Promissory Note is convertible into shares of the Company’s common stock at a conversion price per share equal to the lower of $2.8093 and 90.0% of the lowest daily volume weighted average price of the Company’s common stock during the seven (7) consecutive trading days immediately preceding the conversion date (the “April Note Conversion Price”) any time prior to the April Note Maturity Date, subject to the terms and conditions of the April Promissory Note. The April Note Conversion Price shall not be less than $0.53 per share (the “Floor Price”). No portion of the April Promissory Note may be converted if the shares of common stock issued as a result of such conversion, together with any shares of common stock issued in connection with the SEPA and with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of common stock that the Company may issue in a transaction (the “Promissory Note Exchange Cap”) in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market LLC (“Nasdaq”), until the Company has obtained stockholder approval in accordance with such Nasdaq rules.

If the volume weighted average price of the Company’s common stock is less than the Floor Price for five consecutive trading days or if the Company has issued in excess of 99% of the common stock available under the Promissory Note Exchange Cap, subject to certain limitations, the Company will be required to make weekly payments on the April Promissory Note. At any time that there is an outstanding balance owed under the April Promissory Note, Yorkville can, pursuant to the terms of the Fourth Supplemental Agreement and subject to the Promissory Note Exchange Cap, require the Company to deliver an advance notice under the SEPA for the issuance and sale of common stock at the April Note Conversion Price in order to offset the amounts owed by the Company to Yorkville under the April Promissory Note. In addition, while there is an outstanding balance owed under the April Promissory Note, Yorkville shall use any advance requested by the Company pursuant to the SEPA to offset the amounts owed by the Company to Yorkville under the April Promissory Note.

Effect of the April Promissory Note on the SEPA Matters Proposal

As disclosed in the Proxy Statement, with respect to Proposal No. 6, stockholders are being asked at the Annual Meeting to approve (i) the issuance of shares of common stock in excess of the Exchange Cap, if necessary, to Yorkville under the terms of the SEPA, (ii) the issuance of the December Promissory Note and the offset of amounts due thereunder at the December Note Conversion Price, (iii) the issuance of the February Promissory Note and the offset of amounts owed by the Company to Yorkville under the February Promissory Note at the February Note Conversion Price, (iv) the issuance of the March Promissory Note and the potential offset of amounts owed by the Company to Yorkville under the March Promissory Note at the March Note Conversion Price and (v) the issuance of common stock to Yorkville pursuant to the terms of the SEPA for amounts remaining for issuance under the SEPA under the Exchange Cap following the offset of the December Promissory Note and the February Promissory Note, including issuances pursuant to the March Advance and any future Advances (collectively, the “SEPA Matters”).

This supplement is being filed to clarify that, in light of the April Promissory Note, which alters the terms under which future issuances can be made under the SEPA, Nasdaq will not treat any stockholder approval of Proposal No. 6 as described in the Proxy Statement as being effective for the SEPA Matters described in the foregoing clauses (i) and (v). Rather, if stockholders vote to approve Proposal No. 6, such approval will solely be effective for the foregoing clauses (ii)-(iv). If stockholders approve Proposal No. 6, the Company would be permitted under Nasdaq rules to issue additional shares of common stock to Yorkville, subject to a new exchange cap pursuant to Nasdaq Listing Rule 5635 and calculated based on the number of shares of the Company’s common stock outstanding as of April 10, 2023, and the Company anticipates that it would do so upon conversion or setoff of the April Promissory Note.

As previously disclosed, the 7,747,238 shares of the Company’s common stock offered and sold to Yorkville under the SEPA from December 29, 2022, the date of Amendment No. 3, through the close of business on the record date, are not entitled to vote on Proposal No. 6 in accordance with Nasdaq Marketplace Rule 5635(d) as described in the Proxy Statement.

If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “Can I change my vote after submitting my proxy?” on page 58 of the Proxy Statement.

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